EXHIBIT 99.1

Wednesday July 2, 2003, 10:28 am Eastern Time

Press Release

SOURCE: CyberGuard Corporation

- CYBERGUARD TO BEGIN TRADING ON NASDAQ NATIONAL MARKET -

Ft. Lauderdale, Florida – July 2, 2003 – CyberGuard Corporation (AMEX: CFW), the technology leader in network security, today announced that The NASDAQ Stock Market has approved its application to list the company’s securities on The NASDAQ National Market. Approval is based upon information provided by CyberGuard or filed with the Securities and Exchange Commission and contingent upon the company being in compliance with the applicable listing standards on the date it begins trading on the exchange. The company anticipates its securities will begin trading on the exchange July 8, 2003, under the new ticker symbol CGFW. CyberGuard shares have been trading on the American Stock Exchange since June 11, 2002.

Mike Matte, chief financial officer of CyberGuard, stated, “Moving to NASDAQ is another indication of the progress we’ve achieved at this company over the past two and a half years. Our business has shown significant growth; we’ve had six consecutive quarters of profitability and we’re in the strongest cash position in our history. We feel this is significant since this progress has taken place during a very challenging economic period. We have begun getting our story out to the financial community and are finding growing interest. Listing on NASDAQ should bring added visibility and allow us to reach out to institutional investors, attract analyst coverage, improve liquidity and gain additional exposure.”

Matte added that as a technology company, there is also a benefit to being traded on a major exchange where so many other technology companies are also traded.

About CyberGuard Corporation

CyberGuard Corporation, the technology leader in network security, provides enterprise and electronic commerce security solutions to Fortune 1000 companies and governments worldwide. CyberGuard’s award-winning firewall/VPN products and services protect the integrity of data and applications from unauthorized access. CyberGuard’s appliances, which include SL, KS, FS and LX models, hold Common Criteria Evaluation Assurance Level 4+ (EAL4+) certification, the most prestigious and rigorous IT security evaluation available. The company has world headquarters in Ft. Lauderdale, Florida, and branch offices worldwide. More information on CyberGuard Corporation can be found at http://www.cyberguard.com.

Forward-Looking Statements

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company’s history of losses; the Company’s ability to execute on its business plans; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and the outcome of a class action lawsuit against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2002, and other information filed with the Commission.